UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 6, 2011 (September 30, 2011)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	333-141714 (Commission File No.)	98-0505100 (I.R.S. Employer Identification Number)
300 Galleria Parkway
Atlanta, GA 30339
(Address of principal executive
office)
Registrant’s telephone number, including area code (770) 563-7400
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-3.1
EX-4.1
EX-10.1
EX-10.2

Item 1.01 Entry into a Material Definitive Agreement.
Fourth Amended and Restated Credit Agreement
In connection with the previously announced successful completion of the restructuring (the “Restructuring”) with respect to our direct parent holding company, Travelport Holdings Limited (“Holdings”) senior unsecured payment-in-kind (“PIK”) term loans due March 27, 2012, on September 30, 2011, we amended our existing credit facility pursuant to the Fourth Amended and Restated Credit Agreement among Travelport LLC, as borrower, Travelport Limited, as parent guarantor, Waltonville Limited, as intermediate parent guarantor, UBS AG, Stamford Branch, as administrative agent and L/C issuer, UBS Loan Finance LLC, as swing line lender, and the other agents and other lenders party thereto (the “Fourth Amended and Restated Credit Agreement”). The Fourth Amended and Restated Credit Agreement, among other things: (i) allows for a new a second lien secured on a second priority basis as described further below; (ii) adds a minimum liquidity covenant to be effective under certain conditions; (iii) increases our restricted payment capacity; (iv) limits the general basket for investments to $20 million; (v) provides for our payment of a consent fee to various lenders; (vi) requires us to purchase and retire up to $20 million of our senior notes under certain conditions for each of the next 2 years unless such purchases would be reasonably likely to result in a violation of our liquidity covenants during the following 12 month period; (vii) amends our total leverage ratio test, which will initially be set at 8.0X until June 30, 2013, and adds a first lien leverage ratio test, which will initially be set at 4.0X until June 30, 2013; (viii) adds certain additional collateral; and (ix) effectuates various technical, conforming, and other changes in connection with the Restructuring.
Second Lien Credit Agreement
In connection with the Restructuring, on September 30, 2011 we entered into a second lien credit agreement, dated as of September 30, 2011, among Travelport LLC, as borrower, Travelport Limited, as parent guarantor, Waltonville Limited, as intermediate parent guarantor, Wells Fargo Bank, National Association, as administrative agent and as collateral agent, and each lender from time to time party thereto (the “Second Lien Credit Agreement”). The Second Lien Credit Agreement, among other things: (i) extends a new term loan in an aggregate principal amount of $342.5 million; (ii) has a maturity date of December 1, 2016; (iii) carries an interest rate equal to LIBOR plus 6%, payable in cash (only when permitted by the terms of the Fourth Amended and Restated Credit Agreement) or payment-in-kind interest on a cumulative quarterly basis; (iv) is guaranteed, on a secured second priority basis, by the same entities that guarantee the obligations under the Fourth Amended and Restated Credit Agreement; (v) has substantially the same covenants and events of default as under the Fourth Amended and Restated Credit Agreement (other than financial covenants, larger baskets and a cross-acceleration to the Fourth Amended and Restated Credit Agreement); and (vi) may, under certain conditions, be converted into newly issued private-for-life bonds to be governed by an indenture that contains substantially the same covenants, events of default and remedies as the Second Lien Credit Agreement.
Certain of the lenders party to the Fourth Amended and Restated Credit Agreement and Second Lien Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Travelport and its subsidiaries for which they have received, and will receive, customary fees and expenses.
Shareholders’ Agreement
In connection with the Restructuring, on October 3, 2011, we and our direct and indirect parent companies, entered into a shareholders’ agreement (the “Shareholders’ Agreement”) with the PIK term loan lenders (the “New Shareholders”). Pursuant to the Shareholders’ Agreement, as partial consideration for the Restructuring, the New Shareholders will receive, among other things, their pro rata share of 40% of the fully diluted issued and outstanding equity of Travelport Worldwide Limited (“Worldwide”), the direct parent of Holdings, and, subject to certain conditions, additional equity securities bringing the total equity held by the New Shareholders to 44% of Worldwide.
The Shareholders’ Agreement, among other things: (i) allows the New Shareholders to appoint two directors to our board of directors as well as the board of directors of Holdings and Worldwide subject to certain conditions; (ii) restricts our ability to enter into certain affiliate transactions, authorize or issue new equity securities and amend our organizational documents without the consent of the New Shareholders; and (iii) allows holders of 2% or more of the outstanding equity of Worldwide to obtain additional information about us and certain of our parent companies.

The foregoing descriptions of the Fourth Amended and Restated Credit Agreement, the Second Lien Credit Agreement, and the Shareholders’ Agreement do not purport to be complete and are qualified in its entirety by reference to the text of such documents, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1 hereto, respectively, and are incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 5, 2011, the Compensation Committee of our Board of Directors approved a supplemental bonus program for certain members of our management, including our Named Executive Officers: Jeff Clarke ($401,901); Gordon A. Wilson ($376,923); Eric J. Bock ($139,051); Philip Emery ($125,000); and Lee Golding ($82,211), payable in respect of the fourth quarter of 2011 upon the satisfaction of certain conditions by the Company. A form of the executive supplemental bonus plan was filed as Exhibit 10.25 to our Annual Report on Form 10-K for the year ended December 31, 2010.
In addition, on October 4, 2011, our Board of Directors approved a bonus of $350,000 to be paid to Eric J. Bock, Executive Vice President, Chief Legal Officer and Chief Administrative Officer of the Company, in recognition of his contribution to the Restructuring, as well as a bonus of $125,000 to be paid to Mr. Bock in each quarter of 2012, subject to certain conditions.
Item 5.03 Amendments to Articles of Incorporation or Bylaws.
Effective October 3, 2011, our Board approved certain amendments to our bye-laws in order to provide for the adoption of the Shareholders’ Agreement in connection with the Restructuring. Our Amended and Restated Bye-Laws reflecting these amendments are filed with this report as Exhibit 3.1. The foregoing description of the Amended and Restated Bye-Laws does not purport to be complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
3.1	Amended and Restated Bye-Laws of Travelport Limited.

4.1	Shareholders’ Agreement dated as of October 3, 2011, among Travelport Worldwide Limited, Travelport Intermediate Limited, TDS Investor (Cayman) L.P., Travelport Limited and the other shareholder’s party thereto.

10.1	Fourth Amended and Restated Credit Agreement dated as of August 23, 2006, as amended and restated on September 30, 2011, among Travelport LLC (f/k/a Travelport Inc.), Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), Waltonville Limited, UBS AG, Stamford Branch, UBS Loan Finance LLC, and the other agents and other lenders party thereto.

10.2	Second Lien Credit Agreement, dated as of September 30, 2011, among Travelport LLC, as borrower, Travelport Limited, as parent guarantor, Waltonville Limited, as intermediate parent guarantor, Wells Fargo Bank, National Association, as administrative agent and as collateral agent, and each lender from time to time party thereto.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements based on management’s plans and expectations that are subject to uncertainty. Forward-looking statements are based on current expectations of future events. Travelport Limited cannot assure that any forward-looking statement will be accurate. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual events could vary materially from those anticipated. Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties. Travelport Limited assumes no obligation to update any forward-looking statements as a result of future events or developments.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Rochelle J. Boas
Rochelle J. Boas
Senior Vice President and Assistant Secretary

Date: October 6, 2011

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated October 6, 2011 (September 30, 2011)
EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bye-Laws of Travelport Limited.

4.1	Shareholders’ Agreement dated as of October 3, 2011, among Travelport Worldwide Limited, Travelport Intermediate Limited, TDS Investor (Cayman) L.P., Travelport Limited and the other shareholder’s party thereto.

10.1	Fourth Amended and Restated Credit Agreement dated as of August 23, 2006, as amended and restated on September 30, 2011, among Travelport LLC (f/k/a Travelport Inc.), Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), Waltonville Limited, UBS AG, Stamford Branch, UBS Loan Finance LLC, and the other agents and other lenders party thereto.

10.2	Second Lien Credit Agreement, dated as of September 30, 2011, among Travelport LLC, as borrower, Travelport Limited, as parent guarantor, Waltonville Limited, as intermediate parent guarantor, Wells Fargo Bank, National Association, as administrative agent and as collateral agent, and each lender from time to time party thereto.